EXHIBIT 4.A

SECOND SUPPLEMENTAL INDENTURE, DATED AS OF APRIL 4, 2007 (HEREIN CALLED THE “SECOND SUPPLEMENTAL INDENTURE”), BETWEEN EL PASO NATURAL GAS COMPANY, A DELAWARE CORPORATION (HEREIN CALLED THE “COMPANY”), HAVING ITS PRINCIPAL OFFICE AT 1001 LOUISIANA STREET, HOUSTON, TEXAS 77002 AND WILMINGTON TRUST COMPANY, A DELAWARE BANKING CORPORATION, AS TRUSTEE UNDER THE INDENTURE REFERRED TO BELOW (HEREIN CALLED THE “TRUSTEE”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee (as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)) the Indenture, dated as of November 13, 1996 (such Indenture as amended and supplemented through the date hereof by the First Supplemental Indenture thereto dated as of June 10, 2002 being herein called the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), the terms of which are to be determined as set forth in Section 301 of the Original Indenture; and

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $355,000,000, which series shall be designated the 5.95% Senior Notes Due 2017 (the “Notes”), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Second Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and the issuance of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
Definitions

Section 1.01  . Defined Terms; Vote and Consent. For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in the Original Indenture. For all purposes of this Second Supplemental Indenture and the Original Indenture, as amended by this Second Supplemental Indenture, the term “Notes” shall include the Initial 2017 Notes (as defined below) and any Exchange Notes (as defined below) to be issued and exchanged for any Initial 2017 Notes pursuant to the Registration Rights Agreement (as defined below) and this Second Supplemental Indenture. For purposes of the Original Indenture, as amended by this Second Supplemental Indenture, all Initial 2017 Notes and Exchange Notes shall vote and consent together as one series of Securities and shall not have the right to vote and consent as a series separate from one another on any matter under the Original Indenture, as so amended by this Second Supplemental Indenture.

Section 1.02  . Definitions. The following terms have the meanings given to them in this Section 1.02:

“Additional Interest” shall have the meaning assigned to that term in Section 2.03.

“Distribution Compliance Period” shall have the meaning assigned to that term in Section 3.04(a).

“Exchange Notes” means any securities issued by the Company (pursuant to the Exchange Offer or otherwise) to be offered to Holders of Initial 2017 Notes in exchange for such Initial 2017 Notes pursuant to the Exchange Offer and containing terms identical in all material respects to the Initial 2017 Notes for which they are exchanged except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial 2017 Notes or, if no such interest has been paid, from the date of issuance of the Initial 2017 Notes, (ii) the Exchange Notes will not contain the legend appearing on the face of the Initial 2017 Notes in the form recited in this Second Supplemental Indenture and will not contain terms with respect to transfer restrictions and (iii) the Exchange Notes will not contain terms with respect to the payment of Additional Interest for failure to comply with the Registration Rights Agreement.

“Closing Date” means April 4, 2007.

“Exchange Offer” means the exchange offer by the Company of Exchange Notes for Initial 2017 Notes pursuant to the Registration Rights Agreement.

“Global Security” shall have the meaning set forth in Section 2.02.

“Initial 2017 Notes” means the Notes issued under this Second Supplemental Indenture which are not Exchange Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration” means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Default” shall have the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 4, 2007 between the Company, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., on behalf of the initial purchasers of the Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” shall have the meaning set forth in Section 2.02.

“Restricted Legend” means the legend initially set forth on the Notes in the form set forth in Section 3.02 hereof.

“Restricted Security” shall have the meaning set forth in Section 3.02(b).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” shall have the meaning set forth in Section 2.02.

“Securities Act” shall have the meaning set forth in Section 3.02(b)(1).

ARTICLE 2
Terms and Issuance of 5.95% Senior Notes Due 2017

Section 2.01  . Issue of Notes. A series of Securities which shall be designated the “5.95% Senior Notes due 2017” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Second Supplemental Indenture (including the form of Notes referred to in Section 2.02 hereof). The aggregate principal amount of Notes which may be authenticated and delivered shall be $355,000,000 (subject to Notes authenticated and delivered as provided in Section 2.04 of this Second Supplemental Indenture or upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Section 304, 305, 306, 906 or 1107 under the Original Indenture). The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 303 of the Original Indenture.

Section 2.02  . Forms of Notes and Authentication Certificate. Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act will be issued in the form of one or more registered notes in global form without interest coupons (the "Rule 144A Global Securities"), and Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act, will be issued in the form of one or more registered notes in global form without interest coupons (the "Regulation S Global Securities"), in each case pursuant to Section 204 of the Original Indenture (each, a "Global Security"), with the Global Securities legend and, if applicable, the restricted securities legend set forth in Section 3.02 hereof and registered in the name of the Depositary or its nominee. The Depository Trust Company shall be the Depositary for such Global Securities. The forms and terms of the Notes and the Trustee’s certificate of authentication shall be substantially as set forth on Exhibit A hereto. The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Original Indenture as supplemented by this Second Supplemental Indenture.

Section 2.03  . Registration Default. In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due) (“Additional Interest”) to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults), increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the earlier of (1) the date on which all such Registration Defaults have been cured or (2) the date on which all the Notes otherwise become freely transferable by Holders other than affiliates of the Company without further registration under the Securities Act. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Original Indenture).

Section 2.04  . Additional Notes. This series of Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes of this series ranking equally with these Notes in all respects, so that such additional Notes shall be consolidated and form a single series with these Notes and shall have the same terms as to status, redemption or otherwise as these Notes, provided, however, that no Event of Default has occurred or is continuing with respect to such Notes.

ARTICLE 3
Transfer and Exchange

Section 3.01  . Transfer and Exchange of Global Securities. (a) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Second Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of the Indenture and/or applicable United States federal or state securities law.

Section 3.02  . Legends. (a) Each Global Security shall bear the following legend on the face thereof:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) Except as otherwise provided in Section 3.03, each Global Security that is an Initial 2017 Note (each a “Restricted Security”) shall bear the following legend (the “Restricted Legend”) on the face thereof:

(1) THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(2) THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

(3) THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4) THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, EL PASO NATURAL GAS COMPANY MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS SECURITY, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

Section 3.03  . Removal of Restricted Legend. (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (ii) (x) after an Initial 2017 Note is sold pursuant to an effective Registration, pursuant to the Registration Rights Agreement (if applicable) or otherwise, or (y) after an Initial 2017 Note is exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

Section 3.04  . Registration of Transfer or Exchange. The registration of transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend and as set forth below.

(a) Prior to the 40th day after the later of the commencement of the offering of the Notes and the Closing Date (such period through and including such 40th day, the “Distribution Compliance Period”), transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security of that series will be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest to the effect that such transfer is being made to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A.

(b) Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery through the Regulation S Global Security of that series, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the restricted period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream Luxembourg.

(c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security of that series will, upon transfer, cease to be an interest in the initial Global Security of that series and will become an interest in the other Global Security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security of that series for as long as it remains such an interest.

Section 3.05  . Preservation of Information. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein) in accordance with its customary policy, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 3.06  . Acknowledgment of Restrictions; Indemnification; No Obligation of Trustee. By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on registrations of transfer of such Note set forth in this Second Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer of such Note only as provided in this Second Supplemental Indenture. The Security Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Second Supplemental Indenture. In connection with any registration of transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such registration of transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to the Indenture in accordance with its customary policy. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Second Supplemental Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any registrations of transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 4
Miscellaneous

Section 4.01  . Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 4.02  . Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 4.03  . Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 4.04  . New York Contract. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.05  . Execution and Counterpart. This Second Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this Second Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and Wilmington Trust Company has caused this Second Supplemental Indenture to be executed in its corporate name by one of its authorized representatives as of April 4, 2007.

EL PASO NATURAL GAS COMPANY
By:	/s/ John J. Hopper
Name: John J. Hopper
Title: Vice President and Secretary

WILMINGTON TRUST COMPANY
By:	/s/ Kristin L. Moore
Name: Kristin L. Moore
Title: Senior Financial Services Officer

EXHIBIT A

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7), OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, EL PASO NATURAL GAS COMPANY MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]2

EL PASO NATURAL GAS COMPANY
5.95% SENIOR NOTES DUE 2017

NO.
U.S.$
CUSIP No.

EL PASO NATURAL GAS COMPANY, a corporation duly incorporated and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [THREE HUNDRED AND FIFTY FIVE MILLION] United States Dollars on April 15, 2017, and to pay interest thereon from April 4, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 2007 (each, an “Interest Payment Date”), at the rate of 5.95% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee (a “Special Record Date”), notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

[In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due hereon) (“Additional Interest”) to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults), increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the earlier of (1) the date on which all such Registration Defaults have been cured or (2) the date on which all the Notes otherwise become freely transferable by Holders other than affiliates of the Company without further registration under the Securities Act. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]3

[Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]4

[Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at such other offices or agencies as the Company may designate; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]5

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
EL PASO NATURAL GAS COMPANY
By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, AS TRUSTEE
By:
Name:
Title:

EL PASO NATURAL GAS COMPANY
5.95% SENIOR NOTES DUE 2017

This Security is one of a duly authorized issue of Securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of November 13, 1996, as amended and supplemented (the “Indenture”), between the Company and Wilmington Trust Company, a Delaware banking corporation (as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated on the face hereof limited in aggregate principal amount to U.S. $355,000,000 (subject to Securities authenticated and delivered as provided in the following paragraph or upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305, 306, 906 or 1107 under the Indenture).

This series of Securities may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Securities and issuance of additional Securities of this series ranking equally with these Securities in all respects, so that such additional Securities shall be consolidated and form a single series with these Securities and shall have the same terms as to status, redemption or otherwise as these Securities, provided, however, that no Event of Default has occurred or is continuing with respect to such Securities.

The Securities of this series are redeemable, upon not less than 30 nor more than 60 days’ notice by mail, as a whole or in part, at the option of the Company at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount thereof and (ii) an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.25%, plus, in each case, accrued and unpaid interest thereon to the date of redemption, but interest installments whose stated maturity is on or prior to such date of redemption will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that (i) has a maturity comparable to the remaining term of the Securities of this series to be redeemed and (ii) would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means any of Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and their respective successors, or, if any such firm or their successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Citigroup Global Markets Inc., and two additional primary U.S. government securities dealer in New York City selected by the Trustee after consultation with the Company, and their respective successors (provided, however, that if any such firm or any such successor shall cease to be a primary U.S. government securities dealer in New York City, the Trustee, after consultation with the Company, shall substitute therefor another dealer).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof. Promptly after the calculation thereof, the Company shall give the Trustee written notice of the Redemption Price for the foregoing redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof and otherwise having the same terms as the Security partially redeemed will be issued in the name of the Holder hereof upon the presentation and surrender hereof.

The Securities of this series shall be subject to defeasance at the option of the Company in accordance with the provisions of Sections 1302 and 1303 of the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holders of this Security shall be conclusive and binding upon such Holders and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[This Global Security or portion hereof may not be exchanged for Securities in definitive registered form except in the limited circumstances provided in the Indenture.

The Holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive registered form except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]6

[As provided in the Indenture and subject to certain limitations set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.]7

The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $2,000 or integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

Date: _______________

Signature: ____________________________________________

SCHEDULE OF EXCHANGES OF SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

1 Insert in Global Securities only.
2 Insert in Restricted Securities only.
3 Insert in Restricted Securities only.
4 Insert in Global Securities only.
5 Insert in Definitive Securities only.
6 Insert in Global Securities only.
7 Insert in Definitive Securities only.